Exhibit 1.1

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

5.25% Contingent Convertible Senior Notes Due 2024

PURCHASE AGREEMENT

December 1, 2004

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Advest, Inc.

90 State House Square

Hartford, CT 06103

Ladies and Gentlemen:

American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell to Deutsche Bank Securities Inc., Raymond James & Associates, Inc. and Advest, Inc. (together, the “Initial Purchasers”) $175,000,000 aggregate principal amount of its 5.25% Contingent Convertible Senior Notes Due 2024 (the “Firm Securities”) as set forth in Schedule I hereto.  The Company also proposes to issue and sell at the option of Deutsche Bank Securities Inc. an additional $75,000,000 aggregate principal amount of its 5.25% Contingent Convertible Senior Notes Due 2024 (the “Option Securities” and together with the Firm Securities, the “Securities”) as set forth below.  The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined in Section 2 hereof), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities will be convertible into cash and shares of common stock of the Company, $1.00 par value (“Common Stock”). The shares of Common Stock into which the Securities may be convertible are referred to herein as the “Underlying Securities”.

The sale of the Securities and the Underlying Securities will be made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act.  The Initial Purchasers have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder (the “Offering”) in accordance with Section 3 hereof as soon as they deem advisable.

In connection with the Offering, the Company has prepared a preliminary Offering Memorandum dated November 30, 2004 (including the information incorporated by reference therein, the “Preliminary Offering Memorandum”) and a final Offering Memorandum, dated December 1, 2004 (including the information incorporated by reference therein, the “Offering Memorandum”).  Each of the Preliminary Offering Memorandum and the Offering Memorandum sets forth or incorporates by reference certain information regarding the Company, the Securities and the Underlying Securities.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the Offering.  Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date thereof and are not meant to include any amendment or supplement, or any information incorporated by reference therein subsequent to the date thereof, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the Offering Memorandum which is incorporated by reference therein.

In connection with the Offering , the Company also proposes to enter into a Registration Rights Agreement, to be dated as of the Closing Date, between the Company and the Initial Purchasers (the “Registration Rights Agreement”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Initial Purchaser as follows:

(a)                    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of

Iowa, with the corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; each of the direct and indirect subsidiaries of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the corporate or other power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except to the extent that the failure to be so qualified would not result in a Material Adverse Change (as defined herein);

(b)                   the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except those securing obligations under the Amended and Restated Credit Agreement dated September 22, 2004 among the Company, West Des Moines State Bank, LaSalle Bank and U.S. Bank National Association, as agent (the “Credit Agreement”) or those that are immaterial to the Company and the Subsidiaries taken as a whole; and, except as disclosed in the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for shares of capital stock of or ownership interests in the Subsidiaries are outstanding;

(c)                    the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Securities will (assuming the Indenture is a valid and binding obligation of the Trustee) be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to or affecting creditors’ rights and remedies generally and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement;

(d)                   the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any stockholder of the Company; the Underlying Securities have been duly authorized and reserved, and when issued upon conversion of the Securities in accordance with the terms of the Securities will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Underlying Securities;

(e)                    the execution and delivery of and the performance by the Company of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

(f)                      the execution and delivery of and the performance by the Company of its obligations under the Indenture have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed and delivered by the Company and the Trustee (assuming the Indenture is a valid and binding obligation of the Trustee), the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to or affecting creditors’ rights and remedies generally and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity);

(g)                   the execution and delivery of and the performance by the Company of its obligations under the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed and delivered by the Company and the other parties thereto (assuming the Registration Rights Agreement is a valid and binding obligation of the other parties thereto), the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (x) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting creditors’ rights and remedies generally and by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity), and (y) any right to indemnification and contribution thereunder may be limited by applicable law;

(h)                   the consolidated capitalization of the Company set forth under the caption “Capitalization” in the Offering Memorandum is true and correct; all of the Underlying Securities conform to the description thereof contained in the Offering Memorandum in all material respects; the form of certificate for the shares of Common Stock conforms to the corporate law of the jurisdiction of the Company’s incorporation in all material respects;

(i)                       except as described in or contemplated by the Offering Memorandum, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock;

(j)                       each document filed, or to be filed, by the Company pursuant to the Exchange Act and incorporated, or to be incorporated, by reference in either the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) at the time filed with the Securities and Exchange Commission (the “Commission”) conformed, or will conform, in all material respects with the Exchange Act and the applicable rules and regulations thereunder as in effect at such time; the Preliminary Offering Memorandum as of the date thereof did not, and the Offering Memorandum and any amendment or supplement thereto do not contain, and at the Closing Date will not contain, any untrue statement of a material fact, and do not omit to state, and at the Closing Date will not omit to state, any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to statements in or omissions from the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein;

(k)                    the consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules, incorporated by reference in the Offering Memorandum, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries, at the indicated dates and for the indicated periods; such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made; the selected consolidated financial and other data of the Company and the Subsidiaries included in the Offering Memorandum presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Memorandum or with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate insurance department of the jurisdiction of each Insurance Subsidiary (as defined below) (“SAP”), as applicable;

(l)                       Ernst & Young LLP, who have certified certain of the financial statements included or incorporated by reference in the Offering Memorandum, are independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder;

(m)                 except as disclosed in the Offering Memorandum, there is no action, suit, claim, proceeding or labor dispute pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to result in a material adverse change in the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Change”), or prevent the consummation of the transactions contemplated hereby or in the Indenture, the Securities or the Registration Rights Agreement;

(n)                   the Company and the Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those securing obligations under the Credit Agreement or reflected in the consolidated financial statements hereinabove described or described in the Offering Memorandum or which do not materially affect the value of such property and do not interfere with the use made of such property; the Company and the Subsidiaries occupy their leased properties under valid and binding leases;

(o)                   the Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except to the extent that any failure to so file or pay would not reasonably be expected to result in a Material Adverse Change; all tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments;

(p)                   since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, there has not been any Material Adverse Change or, to the best knowledge of the Company, any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Offering Memorandum, which are material to the Company and the Subsidiaries considered as one enterprise; neither the Company nor any of the Subsidiaries has any contingent obligations which are material to the Company and the Subsidiaries taken as a whole but which are not disclosed in the Company’s financial statements that are incorporated by reference in the Offering Memorandum;

(q)                   neither the Company nor any of the Subsidiaries is or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its certificate of incorporation or bylaws or similar organizational documents or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement or instrument to which any of them is a party or to which any of them or any of their respective properties is bound (collectively, “Contracts”) and, solely with respect to this clause (ii), which violation or default would result in a Material Adverse Change;

(r)                      the execution and delivery of this Agreement, the Securities, the Indenture and the Registration Rights Agreement by the Company, the issuance and sale of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, the issuance by the Company of the Underlying Securities, and the consummation of the transactions contemplated in this Agreement, the Securities, the Indenture and the Registration Rights Agreement and the fulfillment of the terms hereof and thereof by the Company will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any Contract (including, without limitation, the Credit Agreement), (ii) the certificate of incorporation or bylaws of the Company, or (iii) any law, order, rule, regulation, judgment, order, writ or decree of any court applicable to the Company or any Subsidiary or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, except, in the case of clauses (i) and (iii) to the extent that any such conflict, breach or default would not reasonably be expected to result in a Material Adverse Change;

(s)                    each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Securities, the Indenture and the Registration Rights Agreement, the issuance and sale of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, the issuance of the Underlying Securities and the consummation of the transactions contemplated in this Agreement, the Securities, the Indenture and the Registration Rights Agreement has been obtained or made and is in full force and effect, except for (i) the effectiveness of the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) under the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in each case as contemplated by the Registration Rights Agreement, and (ii) such additional steps as may be necessary to qualify the Securities for public offering by the Initial Purchasers under state securities or “Blue Sky” laws; provided that the Company makes no such representation and warranty as it relates to the representations, warranties and agreements of the Initial Purchasers set forth in Section 3 of this Agreement.

(t)                      each of the Company and each Subsidiary that is engaged in the business of insurance or reinsurance (collectively, the “Insurance Subsidiaries”) is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case, with such exceptions as would not reasonably be expected to result in a Material Adverse Change; neither the Company nor any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) is needed to be obtained by the Company or any of the Insurance Subsidiaries in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would result in a Material Adverse Change;

(u)                   each of the Insurance Subsidiaries holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Insurance Licenses”)) as are material to the conduct of its business as described in the Offering Memorandum; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain such Insurance Licenses; there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent;

(v)                   All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. No Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited consolidated financial statements of the Company included or incorporated by reference in the Offering Memorandum, except where such nonperformance would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change;

(w)                 the statutory financial statements of the Insurance Subsidiaries, from which certain data included in the Offering Memorandum have been derived, have been prepared, for each relevant period, in conformity with SAP applied on a consistent basis throughout the periods involved, except (1) as may otherwise be indicated therein or in the notes thereto and (2) in the case of any such financial statements for periods less than a full year, for any normal year-end adjustments, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

(x)                     the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses;

(y)                   the Company and the Subsidiaries each own or possess, or can acquire on reasonable terms, adequate patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; none of the Company or any of the Subsidiaries has received notice of any infringement of or conflict with, any Intellectual Property of any other person or entity, except to the extent that such infringement or conflict if determined adversely to the Company or such Subsidiary would not reasonably be expected to result in a Material Adverse Change;

(z)                     neither the Company nor, to the best of the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities;

(aa)              the Company is not, and after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Offering Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(bb)            the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(cc)              the Company and the Subsidiaries comply with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change; none of the Company or any of the Subsidiaries is the subject of any pending or, to the best knowledge of the Company, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of the Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment resulting from the Company’s or any of the Subsidiaries’ business operations or ownership or possession of any of their properties or assets, or is in contravention of any Environmental Law that could reasonably be expected, individually or in the aggregate, to result in any Material Adverse Change; none of the

Company or any of the Subsidiaries has received any notice or claim, nor are there pending or, to the best knowledge of the Company, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that could reasonably be expected in the aggregate to result in a Material Adverse Change; as used herein, “Environmental Laws” means any federal, state or local law or regulation applicable to the Company’s or any of the Subsidiaries’ business operation or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws;

(dd)            the Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is generally deemed adequate for the conduct of their respective businesses as presently conducted and the value of their respective properties and as is customary for companies engaged in similar businesses;

(ee)              the Company and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any material liability; neither the Company nor any Subsidiary has incurred or expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(ff)                  neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, each, an “Affiliate”), nor any person acting on its or their behalf (other than the Initial Purchasers and their representatives, as to whom the Company makes no representation) has, directly or indirectly, made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Securities under the Securities Act;

(gg)            neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers and their representatives, as to whom the Company makes no representation) has engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities or the Underlying Securities;

(hh)            the Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act;

(ii)                    the Company is subject to and in full compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act;

(jj)                    the Securities, the Indenture, the Registration Rights Agreement each conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

(kk)              there is and has been no failure on the part of the Company or, to the best knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(ll)                    except as disclosed in the Offering Memorandum, no holder of securities of the Company (other than the Registrable Securities (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement.

2.                                       PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

(a)                    On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers and the Initial Purchasers agree to purchase from the Company, at a purchase price of 97% of the aggregate principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from December 6, 2004 to the Closing Date, the Firm Securities.  Each Security will be convertible at the option of the holder into a combination of cash and the Underlying Securities at the conversion price set forth in the Securities (the “Conversion Price”), which Conversion Price is subject to adjustment in certain events as provided in the Securities and the Indenture.  One or more global securities representing the Firm Securities shall be registered by the Trustee in the name of the nominee of The Depository Trust Company (“DTC”), Cede & Co., credited to the accounts of the Initial Purchasers, and deposited with the Trustee as custodian for DTC on the Closing Date, against payment by or on behalf of the Initial Purchasers to the account of the Company of the aggregate Purchase Price therefor by wire transfer in immediately available funds.  Delivery of and payment for the Firm Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 9:30 A.M., New York City time, on the third full business day following the date of this Agreement, or at such other place, time or date not later than five business days thereafter as the Initial Purchasers and the Company may agree upon.  Such time and date of delivery against payment are herein referred to as the “Closing Date”.  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(b)                   In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Deutsche Bank Securities Inc. for its own account to purchase the Option Securities at the Purchase Price set forth in Section 2(a) plus accrued interest, if any, from December 6, 2004 to the Option Closing Date (as defined below).  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time and from time to time within 30 days after the date of this Agreement by Deutsche Bank Securities Inc. to the Company, setting forth the aggregate principal amount of Option Securities as to which Deutsche Bank Securities Inc. is exercising the option and the time and date for delivery of and payment for such Option Securities.  The time and date for delivery of and payment for such Option Securities shall be determined by Deutsche Bank Securities Inc. but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  Deutsche Bank Securities Inc. may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

3.                                       OFFERING BY THE INITIAL PURCHASERS.

(a)                    It is understood that the Initial Purchasers will offer and sell the Securities in accordance with this Section as soon as the Initial

Purchasers deem it advisable to do so.  The Securities are to be initially offered at the offering price set forth in the Offering Memorandum.  The Initial Purchasers may from time to time thereafter change the price and other selling terms.

(b)                   Each Initial Purchaser understands and acknowledges that the Securities and the Underlying Securities have not been and will not be registered under the Securities Act (except as contemplated by the Registration Rights Agreement) and may not be offered or sold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  Accordingly, each Initial Purchaser agrees that it has solicited and will solicit offers for the Securities only from, and has offered and sold and will offer, sell or deliver the Securities only to persons that it reasonably believes to be qualified institutional buyers as defined in Rule 144A under the Securities Act.

(c)                    Each Initial Purchaser agrees that neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities in the United States.

(d)                   Each Initial Purchaser represents and warrants to the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

4.                                       COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Initial Purchasers that:

(a)                    The Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers, without charge, during the period mentioned in paragraph (d) below, as many copies of the Preliminary Offering Memorandum and Offering Memorandum, any documents incorporated by reference therein and any supplements or amendments thereto as they may reasonably request.

(b)                   The Company will not amend or supplement the Offering Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, and prior to the completion of the distribution of the Securities by the Initial Purchasers, the Company will not file any document under the Exchange Act which is incorporated by reference in the Offering Memorandum, unless the Initial Purchasers previously have been advised of and furnished with a copy within a reasonable period of time prior to the proposed filing and the Initial Purchasers shall have given their consent to such filing, such consent not to be unreasonably withheld.  The Company will prepare promptly upon request by the Initial Purchasers or counsel for the Initial Purchasers any amendments or supplements to the Offering Memorandum that may be necessary or advisable in connection with the distribution of the Securities by the Initial Purchasers. The Company will advise the Initial Purchasers of the time when any amendment or supplement to the Offering Memorandum has been made or when any document filed under the Exchange Act which is incorporated by reference in the Offering Memorandum has been filed with the Commission and will provide evidence satisfactory to the Initial Purchasers of each such amendment, supplement or filing.

(c)                    The Company will cooperate with the Initial Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Initial Purchasers may reasonably request for distribution of the Securities.

(d)                   If at any time prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Offering Memorandum to comply with applicable law, the Company promptly will prepare an appropriate amendment or supplement to the Offering Memorandum so that the Offering Memorandum as so amended or supplemented will not contain statements that, in light of the circumstances under which they were made, are misleading, or so that the Offering Memorandum will comply with applicable law.

(e)                    The Company will not, without the prior written consent of Deutsche Bank Securities Inc., directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock or enter into any

Hedging Transaction (as defined below) relating to the Common Stock for a period from the date hereof until and including the date that is 90 days after the date of the Offering Memorandum.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.  The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement, (B) the issuance by the Company of shares of Common Stock upon conversion of the Securities pursuant to the terms of the Indenture, (C) the issuance by the Company of shares of Common Stock, stock appreciation rights or common stock equivalents or warrants, rights or options to purchase any of the foregoing pursuant to any employee, officer or director stock option plan or other benefit plan in effect on the date hereof (D) the issuance by the Company of any shares of Common Stock upon the exercise of an option, warrant or management subscription right or the conversion of a security, in each case, outstanding on the date hereof, or (E) the filing of shelf registration statements in respect of the Securities and shares of Common Stock issuable upon conversion of the Securities pursuant to the terms of the Registration Rights Agreement or any registration statement in respect of any employee, officer or director stock option or other benefit plan.

(f)                      The Company will not, nor will it permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

(g)                   Except as contemplated by the Registration Rights Agreement, neither the Company, nor any of its Affiliates, nor any person acting on its behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Securities under the Securities Act.

(h)                   Neither the Company nor any of its Affiliates nor any person acting on its behalf will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Securities in the United States.

(i)                       So long as any of the Securities or the Underlying Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(j)                       The Company will cooperate with the Initial Purchasers and use its best efforts to (x) permit the Securities to be eligible for clearance and settlement through DTC and (y) arrange to have the Securities be designated by Nasdaq Stock Market, Inc.  as PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”).

(k)                    The Company will use its best efforts to cause the Underlying Securities to be duly authorized for listing by the New York Stock Exchange on or prior to the Closing Date and ensure that the Underlying Securities remain authorized for listing following the Closing Date for so long as the Common Stock is so listed.

(l)                       The Company shall apply the net proceeds of its sale of the Securities as set forth in the Offering Memorandum.

(m)                 The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an “investment company” under the Investment Company Act.

(n)                   The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(o)                   For so long as any Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that the Company shall not be required to provide the Initial Purchasers with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR.

5.                                       COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Initial Purchasers copies of the Preliminary Offering Memorandum and the Offering Memorandum and any supplements or amendments thereto and the printing and production of all other documents connected with the transactions contemplated herein (including this Agreement, the Indenture, the Registration Rights Agreement and any other related agreements); the listing fee of the New York Stock Exchange; the expenses arising from having the Securities designated as eligible for trading in the PORTAL market; the expenses associated with the preparation, issuance and delivery to the Initial Purchasers of the Securities; the fees and expenses of the Trustee, including fees and expenses of its counsel; the expenses of the “roadshow” and any other meetings with prospective investors in the Securities; the costs and expenses of advertising relating to the Offering (other than advertising costs and expenses that the Initial Purchasers expressly agree to pay); and the expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers, incurred in connection with the qualification of the Securities under state securities or “Blue Sky” laws.  The Company shall not, however, be required to pay for any of the Initial Purchasers’ expenses (other than those related to qualification under state securities or “Blue Sky” laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Initial Purchasers pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Initial Purchasers, the Company shall reimburse the Initial Purchasers for reasonable out-of-pocket expenses, including fees and disbursements of Davis Polk & Wardwell, counsel for the Initial Purchasers, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Initial Purchasers for damages on account of loss of anticipated profits from the sale by the Initial Purchasers of the Securities.

6.                                       CONDITIONS OF OBLIGATIONS OF THE INITIAL PURCHASERS.

The obligation of the Initial Purchasers to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)                    The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

(b)                   The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

(c)                    The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wendy L. Carlson, Esq., General Counsel and Chief Financial Officer to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

(d)                   The Initial Purchasers shall have received an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Davis Polk & Wardwell, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may reasonably require.  In rendering such opinion, Davis Polk & Wardwell shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

(e)                    The Initial Purchasers shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating that in their opinion the financial statements and schedules of the Company examined by them and incorporated by reference in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the respective related published rules and regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to initial purchasers in Rule 144A offerings with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Offering Memorandum.

(f)                      The Initial Purchasers shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents, to the best of their knowledge, as follows:

(i)                       the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(ii)                    he or she has carefully examined the Offering Memorandum (including the documents of the Company incorporated by reference therein) and, in his or her opinion, as of the Closing Date or Option Closing Date as the case may be, the statements contained in the Offering Memorandum (including the documents of the Company incorporated by reference therein) with respect to the Company are true and correct in all material respects, and with respect to the Company such Offering Memorandum (including the documents of the Company incorporated by reference therein) does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)                 since the respective dates as of which information is given in the Offering Memorandum, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; and

(iv)                the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and otherwise in connection with the transactions contemplated hereby at or prior to the Closing Date or the Option Closing Date, as the case may be.

(g)                   The Company shall have furnished to the Initial Purchasers such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Initial Purchasers may reasonably have requested.

(h)                   The Underlying Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange and the Securities shall have been designated as PORTAL-eligible securities.

(i)                       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities or the rating of any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(j)                       Each of the Indenture and the Registration Rights Agreement shall have been executed and delivered by all the parties thereto (other than the Initial Purchasers with respect to the Registration Rights Agreement).

(k)                    The Company shall have caused each person listed on Exhibit D-1 to furnish to Deutsche Bank Securities Inc., on or prior to the date of this agreement, a letter or letters, in substantially the form attached hereto as Exhibit D-2, and such letter or letters shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Initial Purchasers.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the Initial Purchasers may terminate their obligations hereunder by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Initial Purchasers shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.                                       INDEMNIFICATION.

(a)                    The Company agrees:

(i)                       to indemnify and hold harmless each Initial Purchaser and the affiliates, directors, officers and employees of each Initial Purchaser and each person, if any, who controls each Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act,

against any losses, claims, damages or liabilities to which such Initial Purchaser or any such affiliate, director, officer or employee or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any Preliminary Offering Memorandum, the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser specifically for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Initial Purchaser under this subsection (a) with respect to the Preliminary Offering Memorandum to the extent that such loss, claim, damage, liability or action of such Initial Purchaser results from the fact such Initial Purchaser sold Securities to a person as to whom it shall be established that such sale was an initial resale by such Initial Purchaser and there was not sent or given to such person, at or prior to the written confirmation of such sale to such person, a copy of the Offering Memorandum, if the Company had previously furnished copies thereof in sufficient quantities to such Initial Purchaser on a timely basis and the loss, claim, damage or liability of such Initial Purchaser results from an untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum which was corrected in the Offering Memorandum; or

(ii)                    to reimburse each Initial Purchaser and each such affiliate, director, officer and employee and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Initial Purchaser, such affiliate, director, officer or employee or such controlling person in connection with investigating or defending or appearing as a third-party witness in connection with any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Offering, whether or not such Initial Purchaser or any such controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that such Initial Purchaser was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Initial Purchaser will promptly return all sums that had been advanced pursuant hereto.

(b)                   Each Initial Purchaser agrees, to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser specifically for use in the preparation thereof.  This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have.

(c)                    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense of and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by Deutsche Bank Securities Inc. in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)                   To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) the Initial Purchasers shall not be required to contribute any amount in excess of the discounts and commissions applicable to the Securities purchased by the Initial Purchasers and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                    In any proceeding relating to any Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)                      Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  A successor to any Initial Purchaser or any affiliate, director, officer or employee of the Initial Purchasers or any person controlling any Initial Purchaser, or to the Company, any director, officer or employee of the Company or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.                                       NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, shall be mailed, delivered, telecopied, faxed or telegraphed and confirmed as follows:  if to the Initial Purchasers, to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; Attention: Syndicate Department, Fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10019, Attention: General Counsel, Fax: (212) 797-4564; if to the Company, to 5000 Westown Parkway, Suite 440, West Des Moines, Iowa, 50266, Attention: David J. Noble, CEO and Chairman, Fax: (515) 221-9989, with a copy to Wendy Carlson, CFO and General Counsel, Fax: (515) 221-0744.

9.                                       TERMINATION.

(a)                    This Agreement may be terminated by the Initial Purchasers by notice to the Company at any time prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to Option Securities) if any of the following has occurred: (i) since the date as of which information is given in the Offering Memorandum, any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the sole judgment of the Initial Purchasers, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange or market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Initial Purchasers materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Initial Purchasers has a material adverse effect on the securities markets in the United States; or

(b)                   as provided in Section 6 of this Agreement.

10.                                 DEFAULTING INITIAL PURCHASERS.

(a)                    If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date.

(b)                   If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Company for the purchase of the Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Company, except to the extent provided in Section 5 (other than any expenses payable to the Initial Purchasers under Section 5), Section 7 and Section 13.  If arrangements satisfactory to the Company for the purchase of the Firm Securities are made within 36 hours after such default, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or in any other documents or arrangements may be effected.  Any action taken under this Section 10 shall not relieve any defaulting Initial Purchasers from liability in respect of any default of such Initial Purchasers under this Agreement.

11.                                 SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Initial Purchasers and the Company and their respective successors and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Securities from the Initial Purchasers shall be deemed a successor or assign merely because of such purchase.

12.                                 INFORMATION PROVIDED BY THE INITIAL PURCHASERS.

The Company and the Initial Purchasers acknowledge and agree that the only information furnished or to be furnished by the Initial Purchasers to the Company for inclusion in the Offering Memorandum consists of the information set forth in the first sentence of the third paragraph, the third sentence of the fourth paragraph, the second sentence of the sixth paragraph (with respect to action by the Initial Purchasers), the entirety of the seventh and eighth paragraphs and the fourth sentence of the ninth paragraph, in each case under the heading “Plan of Distribution” (insofar as such information relates to the Initial Purchasers).

13.                                 MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) subject to the last sentence of Section 6, any termination of this Agreement, (b) any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof, or by or on behalf of the Company or its directors, officers and employees or any controlling person thereof and (c) delivery of and payment for the Securities under this Agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Initial Purchasers in accordance with its terms.

Very truly yours,

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ David J. Noble
	Name:	David J. Noble
	Title:	Chief Executive Officer, President and Treasurer

The foregoing Agreement

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

RAYMOND JAMES & ASSOCIATES, INC.

ADVEST, INC.

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Michael Albanese
Name: Michael Albanese
Title: Director

By:	/s/ Mary K. Schick
Name: Mary K. Schick
Title: Associate

EXHIBIT A

December 1, 2004

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Advest, Inc.

90 State House Square

Hartford, CT 06103

Ladies & Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., Raymond James & Associates, Inc. and Advest, Inc. (the “Initial Purchasers”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), providing for the offering (the “Offering”) by the Initial Purchasers of securities convertible into shares of common stock, par value $1.00, of the Company (the “Common Stock”).

To induce the Initial Purchasers to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Deutsche Bank Securities Inc., it will not directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period from the date hereof until and including the date that is 90 days after the date of the final offering memorandum relating to the Offering (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

Notwithstanding the foregoing, the undersigned may (a) transfer shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Offering, (b) transfer any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned, (c) pledge any shares of Common Stock in connection with indebtedness not maturing prior to the expiration of the Lock-Up Period; or (d) complete any transfer of the Company’s Common Stock required by operation of law or in connection with any valid order, decree or ruling of a court of competent jurisdiction; provided that in the case of a transfer pursuant to clauses (b) through (d) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed Offering, and any other action taken by the Company in connection with the proposed Offering.

The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Offering has not occurred prior to December 31, 2004, this agreement shall be of no further force or effect.

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:	Certificate numbers:

Schedule 1

Initial Purchaser	Principal Amount of Firm Securities
Deutsche Bank Securities Inc.	$140,000,000
Raymond James & Associates, Inc.	17,500,000
Advest, Inc.	17,500,000
Total	$175,000,000

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